UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2025

HUINENG TECHNOLOGY CORPORATION

(Exact name of registrant issuer as specified in its charter)

Nevada	333-276237	37-2108225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

(+60)3 2116 5722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

As reported in the Current Report on Form 8-K filed by Aceztech Corporation (the “Company”) on January 24, 2025, the Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) amending its Articles of Incorporation with the Nevada Secretary of State on February 3, 2025 to make effective for the name change of the Company from Aceztech Corporation to Huineng Technology Corporation (the “Name Change”).

On January 21, 2025, the Company filed an Issuer Company-Related Action Notification Form with Financial Industry Regulatory Authority (“FINRA”) to request effectiveness of the name change and a new stock symbol (the “Symbol Change”).

On February 14, 2025, FINRA announced that the Name Change and Symbol Change would be made effective in the marketplace as of market open on February 18, 2025.

Additionally, FINRA approved the Company’s request to change its stock symbol from “ACZT” to “HNIT” (the “Symbol Change”).

No action is required from current shareholders in relation to the announcement of the Name Change and Symbol Change. The Company’s CUSIP is remained.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Amendment filed with the Nevada Secretary of State
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUINENG TECHNOLOGY CORPORATION
(Name of Registrant)
Date: February 19, 2025
	By:	/s/ Kae Ren Tee
	Name:	Kae Ren Tee
	Title:	Chief Executive Officer, Chief Financial Officer, Director